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                           OFFER TO PURCHASE FOR CASH
       ALL OUTSTANDING SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE,

                                       OF

                        OACIS HEALTHCARE HOLDINGS CORP.
                                       AT

                              $4.45 NET PER SHARE

                                       BY

                         OSCAR ACQUISITION CORPORATION
                          A WHOLLY-OWNED SUBSIDIARY OF

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                                                               February 26, 1999

To Brokers, Dealers, Commercial
Banks, Trust Companies and Other Nominees:

     We have been appointed by Oscar Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Science Applications International Corporation, to act as Dealer Manager in connection with its offer to purchase all outstanding shares of Common Stock, $0.01 par value (the "Shares"), of Oacis Healthcare Holdings Corp., a Delaware corporation (the "Company"), at $4.45 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated February 26, 1999 and the related Letter of Transmittal (which together constitute the "Offer").

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. Offer to Purchase dated February 26, 1999;

     2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

     3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase);

     4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

     5. Return envelope addressed to ChaseMellon Shareholder Services, L.L.C., as the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, MARCH 25, 1999, UNLESS THE OFFER IS EXTENDED.

     Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Information Agent and the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers,
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dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the Depositary by 12:00 midnight, New York City time, on March 25, 1999.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                       Very truly yours,

                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF OSCAR ACQUISITION CORPORATION, SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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